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                                                                    Exhibit 4.14

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                           SECOND AMENDED AND RESTATED
                           COLLATERAL AGENCY AGREEMENT

                            dated as of May 21, 1999

                                      among

                         LSP ENERGY LIMITED PARTNERSHIP,

                       LSP BATESVILLE FUNDING CORPORATION,

                        THE SECURED PARTIES NAMED HEREIN,

                                       and

                              THE BANK OF NEW YORK,
                    as Administrative Agent, Collateral Agent
                             and Intercreditor Agent

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                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I
      DEFINITIONS; RULES OF INTERPRETATION .................................   3
      1.1   Definitions ....................................................   3
      1.2   Principles of Construction .....................................   3

ARTICLE II
      COLLATERAL AGENT; RELATIONS AMONG SECURED PARTIES ....................   3
      2.1   Appointment of Collateral Agent; Powers and Immunities .........   3
      2.2   Reliance by Collateral Agent ...................................   5
      2.3   Events of Default ..............................................   6
      2.4   Duties, Immunities and Liabilities of Collateral Agent .........   6
      2.5   Documents ......................................................   7
      2.6   Non-Reliance on Collateral Agent and Other Secured Parties .....   7
      2.7   Resignation or Removal of Collateral Agent .....................   8
      2.8   Authorization ..................................................   9
      2.9   Additional Collateral Agents ...................................  10

ARTICLE III
      ADMINISTRATION OF THE COLLATERAL .....................................  12

ARTICLE IV
      APPLICATION OF PROCEEDS ..............................................  13

ARTICLE V
      MISCELLANEOUS ........................................................  15
      5.1   Amendments .....................................................  15
      5.2   Successors and Assigns .........................................  15
      5.3   Transfers ......................................................  15
      5.4   Delay and Waiver ...............................................  15
      5.5   Costs and Expenses; Indemnity ..................................  16
      5.6   Collateral Agency Fee ..........................................  16
      5.8   Notices ........................................................  16
      5.9   Headings .......................................................  16
      5.10  Counterparts ...................................................  16
      5.11  Governing Law ..................................................  17
      5.12  Consent to Jurisdiction ........................................  17


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      5.13  Waiver of Jury Trial ...........................................  17
      5.14  Entire Agreement ...............................................  18
      5.15  Severability ...................................................  18
      5.16  References to Collateral Agency Agreement ......................  18


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                           SECOND AMENDED AND RESTATED
                           COLLATERAL AGENCY AGREEMENT

      This SECOND AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT, dated as of May 21, 1999 (this "Agreement"), is by and among LSP ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partner ship"), LSP BATESVILLE FUNDING CORPORATION, a Delaware corporation (the "Funding Corporation"), each of the other Persons listed on the signature pages hereto under the caption "Senior Secured Parties", each other Senior Secured Party that becomes a party hereto pursuant to Section 5.17, THE BANK OF NEW YORK, as the Administrative Agent, the Collateral Agent and the Intercreditor Agent and CREDIT SUISSE FIRST BOSTON, in its capacity as an Additional Collateral Agent pursuant to Section 2.9.7.

                                    RECITALS

            WHEREAS, the Partnership was formed for the purpose of developing, constructing, operating, maintaining, owning and financing a nominal 837 MW gas-fired combined-cycle electric generating facility to be located in Batesville, Mississippi;

            WHEREAS, pursuant to the Tranche A Facility Credit Agreement, dated as of August 28, 1998 (the "Initial Credit Agreement"), among the Partnership, the banks and other financial institutions party thereto (the "Initial Banks") and Credit Suisse First Boston as agent for the Initial Banks, the Initial Banks agreed to provide loans (the "Initial Loans") to the Partnership to finance a portion of the development, construction and start-up of the Project;

            WHEREAS, in connection with the execution of the Initial Credit Agreement and the related financing documents, and as a condition precedent to the Initial Banks providing the Initial Loans to the Partnership, the Partnership, the Funding Corporation, Credit Suisse First Boston as Tranche A Facility Agent and L/C Facility Agent, and IBJ Schroder Bank & Trust Company as Administrative Agent, Collateral Agent, Intercreditor Agent and Securities Intermediary, executed the Collateral Agency Agreement, dated as of August 28, 1998 (the "Initial Collateral Agency Agreement");

            WHEREAS, pursuant to the Amended and Restated Bank Facility Credit Agreement, dated as of December 15, 1998 (the "Supplemental Credit Agreement"), among the Partnership, the banks and other financial institutions party thereto (the "Supplemental Banks") and Credit Suisse First Boston as agent for the Supplemental Banks, (1) the Partnership, the Supplemental Banks and Credit Suisse First Boston amended and restated the Initial Credit Agreement in its entirety and (2) the Supplemental Banks agreed

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to provide loans (the "Supplemental Loans") to the Partnership to finance a portion of the development, construction and start-up of the Project;

            WHEREAS, in connection with the execution of the Supplemental Credit Agreement and the related financing documents, and as a condition precedent to the Supplemental Banks providing the Supplemental Loans to the Partnership, the Partnership and Credit Suisse First Boston as L/C Facility Agent, Bank Facility Agent, Administrative Agent, Collateral Agent and Securities Intermediary executed the Amended and Restated Collateral Agency Agreement, dated as of December 15, 1998 (the "Supplemental Collateral Agency Agreement"), pursuant to which the Initial Collateral Agency Agreement was amended and restated in its entirety;

            WHEREAS, the Partnership and the Funding Corporation have determined to issue (i) $150,000,000 aggregate principal amount of their 7.164% Senior Secured Bonds due January 15, 2014 (the "Series A Bonds") and (ii) $176,000,000 aggregate principal amount of their 8.160% Senior Secured Bonds due July 15, 2025 (the "Series B Bonds" and, collectively with the Series A Bonds, the "Bonds") pursuant to the Trust Indenture, dated as of the date hereof (the "Indenture"), among the Partnership, the Funding Corporation and The Bank of
New York, as trustee (the "Trustee");

            WHEREAS, the Partnership and the Funding Corporation will use the proceeds of the Bonds to (i) repay in full the Indebtedness outstanding under the Supplemental Credit Agreement and (ii) pay the remaining Project Costs; and

            WHEREAS, in connection with the issuance and sale of the Bonds and the execution of the related Financing Documents, the Partnership and the Collateral Agent desire to amend and restate the Supplemental Collateral Agency Agreement in its entirety.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Supplemental Collateral Agency Agreement is hereby amended and restated in its entirety as follows:


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                                    ARTICLE I
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

      1.1 Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the meanings given in the Indenture.

      1.2 Principles of Construction. Except as otherwise expressly provided herein, the principles of construction set forth in the Indenture shall apply to this Agreement.

                                   ARTICLE II
            COLLATERAL AGENT; RELATIONS AMONG SENIOR SECURED PARTIES

      2.1 Appointment of Collateral Agent; Powers and Immunities. (a) Subject to
Section 2.7 hereof, each of the Senior Secured Parties, on the terms and conditions hereof, hereby irrevocably appoints and authorizes The Bank of New York (together with its successors and assigns in such capacity, the "Collateral Agent") to act as their agent hereunder, under the Senior Security Documents and all other Transaction Documents to which the Collateral Agent is a party, with such powers as are expressly delegated to the Collateral Agent by the terms of this Agreement, the Senior Security Documents and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The execution of this Agreement by the Collateral Agent shall be deemed an acceptance by the Collateral Agent of the appointment made under this Section
2.1 and an agreement to act as agent on behalf of each of the other Senior Secured Parties. The Collateral Agent (which term, when used in this sentence and, in the next sentence of this Section 2.1 and in Section 2.2 and Section 2.4 and in Section 7.16 and Section 7.17 of the Intercreditor Agreement, shall include reference to its Affiliates and to its own and its Affiliates' officers, directors, employees and agents) shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Senior Security Documents and the other Transaction Documents to which the Collateral Agent is a party, or be a trustee for or have any fiduciary obligation to any Senior Secured Party. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to its duties.

            (b) Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action (i) which is contrary to this Agreement, the Senior Security Documents or any other Transaction Document to which the Collateral Agent is a party, (ii) which is contrary to applicable law or (iii) if the Collateral Agent has not received an indemnity or other undertaking from all or a portion of the Senior Secured Parties with respect to any Subject Claims arising out of such action, which undertaking is satisfactory to the Collateral Agent in its sole discretion. The Collateral Agent shall be entitled to cease taking any action, once it has commenced taking


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action, if it no longer deems any indemnity or undertaking from the Senior
Secured Parties to be sufficient. The Collateral Agent agrees not to resign solely as a result of the occurrence and continuance of a Default or an Event of Default.

            (c) None of the Collateral Agent or any other Senior Secured Party, or any of their respective Affiliates, shall be responsible to any other Senior Secured Party for (i) any recitals, statements, representations or warranties made by the Partnership, the Funding Corporation, any Partner or any shareholder of the Funding Corporation (each, an "Obligor," and collectively, the "Obligors") contained in this Agreement, the Senior Security Documents or any other Transaction Documents or in any certificate or other document referred to or provided for in, or received by any Senior Secured Party under, this Agreement, the Senior Security Documents or any other Transaction Documents,
(ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Senior Collateral, this Agreement, the Senior Security Documents or any other Transaction Documents or any other documents referred to or provided for hereunder or thereunder or (iii) any failure by any Obligor to perform its respective obligations hereunder or thereunder; provided, however, that nothing in this Section 2.1 shall be deemed or construed as limiting the rights of the Collateral Agent or any Senior Secured Party or the obligations of the Obligors, in each case as is set forth in the applicable Financing Documents.

            (d) The Collateral Agent shall be entitled to advice of counsel and other professionals concerning all matters of trust and its duty hereunder, but the Collateral Agent shall not be answerable for the professional malpractice of any attorney-at-law or certified public accountant or for the acts or omissions of any other professional in connection with the rendering of professional advice in accordance with the terms of this Agreement, if such attorney-at-law, certified public accountant or other professional was selected by the Collateral Agent with due care. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the acts or omissions of any of such agents or attorneys-in-fact selected by it in good faith.

            (e) The Collateral Agent shall not be responsible for any action taken or omitted to be taken by it hereunder, under any Senior Security Document or under any other Transaction Document to which the Collateral Agent is a party or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Senior Security Documents and the other Transaction Documents to which the Collateral Agent is a party, the Collateral Agent shall take such action with respect to the Senior Security Documents and the other Transaction Documents to which it is a party as it shall be directed to take by the Intercreditor Agent (acting pursuant to the Intercreditor Agreement).


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      2.2 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Agent shall be entitled to rely upon any judicial order or judgment, upon any advice or statements of legal counsel, independent consultants and other experts selected by it in good faith or upon any certification, instruction, notice or other writing delivered to it by the Partnership or the Funding Corporation in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any such instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. As to any matters not expressly provided for by this Agreement, the Senior Security Documents or the other Transaction Documents to which the Collateral Agent is a party, the Collateral Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Intercreditor Agent (acting pursuant to the Intercreditor Agreement) and shall in all such cases be fully protected in acting, or in refraining from acting, hereunder or under any of the Senior Security Documents or any other Transaction Documents to which the Collateral Agent is a party in accordance with such instructions of the Intercreditor Agent (acting pursuant to the Intercreditor Agreement), and any action taken or failure to act pursuant thereto shall be binding on all of the Senior Secured Parties.

      2.3 Events of Default. (a) Unless a Responsible Officer of the Collateral Agent shall otherwise have obtained actual knowledge of the occurrence of a Default or an Event of Default, the Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless a Responsible Officer of the Collateral Agent has received notice from a Senior Secured Party or an Obligor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default."

            (b) In the event that any Responsible Officer of the Collateral Agent receives a notice from a Senior Secured Party or an Obligor of the occurrence of a Default or an Event of Default, the Collateral Agent shall give notice thereof to each of the other Senior Secured Parties.

            (c) In the event that any Responsible Officer of the Collateral Agent otherwise obtains actual knowledge of the occurrence of a Default or an Event of Default,


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the Collateral Agent shall give notice thereof to the other Senior Secured
Parties; provided, however, that, subject to the standard of conduct of the Collateral Agent set forth in Section 2.1(e) hereof, the Collateral Agent shall not incur any liability to any Obligor or any other Senior Secured Party on account of any failure to provide such notice.

            (d) The Collateral Agent shall take such action with respect to such Default or Event of Default as so directed pursuant to Article 3 hereof; provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take, or refrain from taking, such action with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Senior Secured Parties.

      2.4 Duties, Immunities and Liabilities of Collateral Agent. At all times the Collateral Agent shall be required to perform such duties and only such duties as are expressly and specifically set forth in the Senior Security Documents and no implied duties or obligations whatsoever shall be read into this Agreement against the Collateral Agent.

      No provision in this Agreement shall require the Collateral Agent to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or powers or rights hereunder unless the Partnership, the Funding Corporation or any Senior Secured Party, jointly or severally, has offered and provided to the Collateral Agent security or indemnity, which the Collateral Agent, in its sole subjective discretion, deems adequate for such fees, expenses and liabilities that the Collateral Agent may incur. The Collateral Agent shall be entitled to interest (calculated on a per annum basis) on all amounts advanced by it hereunder in its discretion at the rate of the prime commercial lending rate published in the Eastern Edition of The Wall Street Journal plus one percent (1%).

      The Collateral Agent shall not be responsible for the recording or filing of any document relating to the Senior Security Documents or of financing statements (or continuation statements in connection therewith) or of any supplemental instruments or documents of further assurance as may be required by law in order to perfect the security interests or Lien on the Site. The Collateral Agent shall not be deemed to have made representations as to the Site or the Collateral or as to the validity or sufficiency of any such document relating thereto.

      The Collateral Agent shall not be accountable for the use or application by the Partnership, the Funding Corporation or any other party of any funds which the Collateral Agent has released under this Agreement or any other Financing Document.


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      2.5 Documents. The Collateral Agent will forward promptly after the
Collateral Agent's receipt thereof (and will use its best efforts to forward within five (5) Banking Days of such receipt) (a) to each Senior Secured Party a copy of each document furnished to the Collateral Agent for such Senior Secured Party under the Senior Security Documents and (b) to the Administrative Agent, the Intercreditor Agent, the Trustee and the VEPCO L/C Agent any notice delivered to the Collateral Agent pursuant to any Consent. The Collateral Agent will forward to each Senior Secured Party, promptly upon such Senior Secured Party's request therefor, a copy of any other document furnished to the Collateral Agent under the Senior Security Documents or any other Transaction Document to which the Collateral Agent is a party.

      2.6 Non-Reliance on Collateral Agent and Other Senior Secured Parties. (a) Each Senior Secured Party represents that it has, independently and without reliance on the Collateral Agent or any other Senior Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Obligors and its own decision to enter into this Agreement, the Senior Security Documents and the other Transaction Documents to which it is a party and agrees that it will, independently and without reliance upon the Collateral Agent or any other Senior Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement, the Senior Security Documents and the other Transaction Documents to which it is a party.

            (b) Neither the Collateral Agent nor any Senior Secured Party shall be required to keep informed as to the performance or observance by the Obligors under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of, the Obligors.

            (c) Except for notices, reports and other documents and information expressly required to be furnished to the Senior Secured Parties by the Collateral Agent hereunder and under the Senior Security Documents and the other Transaction Documents to which the Collateral Agent is a party, the Collateral Agent shall not have any duty or responsibility to provide any Senior Secured Party with any credit or other information concerning any Obligor which may come into the possession of the Collateral Agent or any of its Affiliates.

            (d) Notwithstanding the generality of the foregoing, nothing in this
Section 2.6 shall be deemed or construed as limiting the rights of the Collateral Agent or any Senior Secured Party or the obligations of the Obligors, in each case as set forth in the applicable Financing Documents.


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      2.7 Resignation or Removal of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, (i) the Collateral Agent may resign at any time by giving not less than sixty (60) days notice thereof to the Administrative Agent, the Collateral Agent, the Trustee, the VEPCO L/C Agent, the Partnership and the Funding Corporation and (ii) the Collateral Agent may be removed at any time with or without cause by the Intercreditor Agent (acting pursuant to the Intercreditor Agreement). Upon any such resignation or removal referred to in clauses (i) and (ii) of the preceding sentence, the Intercreditor Agent (acting pursuant to the Intercreditor Agreement) shall have the right to appoint a successor Collateral Agent, which Collateral Agent shall be reasonably acceptable to the Partnership and the Funding Corporation unless an Event of Default shall have occurred and be continuing. If no successor Collateral Agent shall have been so appointed by the Intercreditor Agent (acting pursuant to the Intercreditor Agreement) and shall have accepted such appointment within sixty (60) days after the retiring Collateral Agent's giving of notice of resignation or the Intercreditor Agent (acting pursuant to the Intercreditor Agreement) removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Intercreditor Agent (acting pursuant to the Intercreditor Agreement) and the other Senior Secured Parties, petition a court of competent jurisdiction for a successor or it may appoint a successor Collateral Agent, which shall be a bank or trust company (a) acceptable to the Intercreditor Agent (acting pursuant to the Intercreditor Agreement), (b) having a combined capital and surplus of at least $50,000,000, (c) having offices in New York, New York, (d) having a long-term credit rating of not less than "BBB-" from S&P and "Baa3" Moody's, provided that any such bank with long-term credit ratings of "BBB-" and "Baa3" shall not cease to be a Collateral Agent upon a downward change in either such rating of no more than one category or grade of such rating, as the case may be, and (e) unless an Event of Default has occurred and is continuing, reasonably acceptable to the Partnership and the Funding Corporation. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral
Agent, (i) such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder, and (ii) the retiring Collateral Agent shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Collateral Agent in respect of the Collateral to the successor Collateral Agent. After any retiring Collateral Agent's resignation, removal or replacement hereunder as Collateral Agent, the provisions of this Article 2 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.


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      2.8 Authorization. (a) The Collateral Agent is hereby authorized by each of the other Senior Secured Parties to execute, deliver and perform each of the Senior Security Documents to which the Collateral Agent is or is intended to be a party, each of the Consents and each other Transaction Document to which the Collateral Agent is or is intended to be a party and, subject to the terms of the Senior Security Documents and the other Transaction Documents, to draw on, or otherwise act under, any letter of credit or guarantee delivered to the Collateral Agent for the benefit of the Senior Secured Parties, and each of the Senior Secured Parties agrees to be bound by all of the agreements of the Collateral Agent contained in, and all of the other terms and conditions of, the Senior Security Documents, each of the Consents and each other Transaction Document to which the Collateral Agent is or is intended to be a party.

            (b) Without the prior written consent of, or direction from, the Intercreditor Agent (acting pursuant to the Intercreditor Agreement), the Collateral Agent shall not consent to any modification, supplement or waiver under any of the Senior Security Documents or under any other Transaction Document to which the Collateral Agent (in its capacity as such) is a party and shall not (i) release any Senior Collateral or otherwise terminate any Lien under any Senior Security Document, (ii) consent to any modification of this
Section 2.8 or of the definition of "Senior Secured Obligations" or "Senior Secured Parties", (iv) release any letter of credit or other instrument securing the obligations of any Person under any Transaction Document or (v) consent to any Lien under any Senior Security Document securing obligations other than the Senior Secured Obligations; provided, however, that, notwithstanding any provision contained herein or in any other Financing Document to the contrary, but subject in all respects to Section 5.1 and Section 5.1(k) of the Indenture, the Collateral Agent shall release, or cause the release of, the Lien of the Senior Secured Parties on (A) the portion of the Senior Collateral comprising the Infrastructure to be transferred by the Partnership pursuant to the Infrastructure Financing Documents upon receipt of an officer's certificate of the Partnership, signed by an Authorized Officer, requesting such release and certifying that such release complies with Section 5.1(g)(ii) and Section 5.1(k) of the Indenture, and (B) the portion of any other Senior Collateral that the Partnership is entitled to transfer pursuant to Section 5.1(g) of the Indenture upon receipt of an officer's certificate of the Partnership, signed by an Authorized Officer, requesting such release and certifying that such release complies with Section 5.1(g) of the Indenture. In addition, the Collateral Agent shall take such action as is reasonably necessary in order to enable the Partnership to revise real property descriptions contained in any easement conveyancing instrument (including enabling an amendment to the Deed of Trust), upon receipt of the Collateral Agent of an officer's certificate of the Partner ship, signed by an Authorized Officer, certifying that such revised property description is necessary for the construction of the Infrastructure (as confirmed in writing by the Independent Engineer).


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            (c) For the avoidance of doubt, nothing in this Section 2.8, in
Section 2.1 of this Agreement or elsewhere in this Agreement or in any other Senior Security Document or Transaction Document shall limit the obligations of the Obligors under any Senior Security Document or other Transaction Document, including, without limitation, any obligation of any of the Obligors to obtain any consent or approval of any of the Senior Secured Parties obtained or required to be obtained by the Obligors prior to any amendment of, modification or supplement to or waiver under any Senior Security Document or other Transaction Document.

      2.9 Additional Collateral Agents.

            2.9.1 Whenever the Collateral Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Senior Collateral shall be situated or to make any claim or bring any suit with respect to the Senior Collateral, or the Collateral Agent shall have been advised by counsel that it is so necessary or prudent in the interests of the Senior Secured Parties, or in the event that the Collateral Agent shall have been requested to do so by the Intercreditor Agent (acting pursuant to the Intercreditor Agreement), or as otherwise expressly herein, the Collateral Agent shall take such action (including, to the extent required, the execution and delivery of an agreement supplemental hereto and such other instruments and agreements) as may be necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent and, unless an Event of Default has occurred and is continuing, reasonably acceptable to the Partnership and the Funding Corporation, either to act as an additional collateral agent of all or any part of the Senior Collateral, jointly with the Collateral Agent, or to act as a separate collateral agent or trustee of all or any part of the Senior Collateral (any such additional or separate agent or trustee being herein called an "Additional Collateral Agent"), in any such case with such powers as may be granted pursuant to such action, and to vest in such bank, trust company or Person as an Additional Collateral Agent any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent, subject to the remaining provisions of this
Section 2.9. The Collateral Agent shall provide prompt written notice to the Administrative Agent, the Intercreditor Agent, the Trustee and the VEPCO L/C Agent upon the appointment of an Additional Collateral Agent pursuant to this Section. The Collateral Agent may, at the expense of the Partnership and the Funding Corporation, execute, deliver or perform any deed, conveyance, assignment or other instrument in writing as may be required by any Additional Collateral Agent for more fully and certainly vesting in and confirming to it, him or her any property, title, right or power which by the terms of such agreement supplemental hereto are expressed to be conveyed or conferred to or upon such Additional Collateral Agent.


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            2.9.2 Every Additional Collateral Agent shall, to the extent permitted by law, be appointed and act, and the Collateral Agent shall act, subject to the following provisions and conditions:

                  (a) all powers, duties, obligations and rights conferred or imposed upon the Collateral Agent in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Collateral Agent;

                  (b) all other rights, powers, duties and obligations conferred or imposed upon the Collateral Agent may be conferred or imposed upon and exercised or performed by the Additional Collateral Agent and the Collateral Agent, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any part of the Senior Collateral in any such jurisdiction) shall be exercised and performed by such Additional Collateral Agent;

                  (c) no power hereby given to, or with respect to which it is hereby provided may be exercised by, any such Additional Collateral Agent shall be exercised hereunder by such Additional Collateral Agent unless such power is exercised jointly with, or with the consent of, the Collateral Agent;

                  (d) the Additional Collateral Agent shall act only upon and to the extent of written instructions from the Collateral Agent and no other party, and the Additional Collateral Agent shall not be required to take and shall not be responsible for taking any action as Additional Collateral Agent under this Agreement, any Senior Security Document or any other Transaction Document unless it has received such written instructions from the Collateral Agent; and

                  (e) the Collateral Agent shall not be personally liable by reason of any act or omission of any Additional Collateral Agent hereunder, nor shall any Additional Collateral Agent be personally liable by reason of any act or omission of the Collateral Agent or any other Additional Collateral Agent hereunder; provided, however, that nothing in this Agreement shall excuse the liability of the Collateral Agent or any Additional Collateral Agent for its own respective gross negligence or willful misconduct.

            2.9.3 If at any time the Collateral Agent shall deem it no longer necessary or prudent in order to conform to any such law or take any such action or shall be advised by counsel that it is no longer so necessary or prudent in the interest of the Senior

Secured Parties, or in the event that the Collateral Agent shall have been requested to do so in writing by the Intercreditor Agent (acting pursuant to the Intercreditor Agreement), the Collateral Agent shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to remove any Additional Collateral Agent.

            2.9.4 Any Additional Collateral Agent may at any time by an instrument in writing constitute the Collateral Agent its agent or attorney-in-fact, with full power and authority, to the extent which may be authorized by law, to do all acts and things and exercise all discretion which it is authorized or permitted to do or exercise, for and on its behalf and in its name. In case any such Additional Collateral Agent shall become incapable of acting, resign or be removed, all of the assets, property, rights, powers, trusts, duties and obligations of such Additional Collateral Agent under this Agreement, so far as permitted by law, shall vest in and be exercised by the Collateral Agent, without the appointment of a new successor to such Additional Collateral Agent unless and until a successor is appointed in the manner hereinbefore provided.

            2.9.5 Any request, approval or consent in writing by the Collateral Agent to any Additional Collateral Agent shall be sufficient warrant to such Additional Collateral Agent to take such action as may be so requested, approved or consented.

            2.9.6 Each Additional Collateral Agent appointed pursuant to this
Section 2.9 shall be subject to, and shall have the benefits of, the provisions of this Agreement insofar as they apply to the Collateral Agent.

            2.9.7 The Collateral Agent and each other Senior Secured Party hereby appoints Credit Suisse First Boston to act as an Additional Collateral Agent for the sole purpose of exercising Credit Suisse First Boston's rights as a third party beneficiary under the Water Supply Agreement. Credit Suisse First Boston hereby accepts such appointment. The Partnership and the Funding Corporation hereby agree that, if the Water Supply Agreement has not been amended to provide third party beneficiary rights to the Collateral Agent on or prior to the date which is six (6) months after the Closing Date, the Partnership and the Funding Corporation shall pay Credit Suisse First Boston an annual fee of $25,000, payable annually in advance, in consideration for Credit Suisse First Boston acting as an Additional Collateral Agent pursuant to this
Section 2.9.7. Credit Suisse First Boston's appointment as an Additional Collateral Agent pursuant to this Section 2.9.7 shall terminate upon the effective date of any amendment to the Water Supply Agreement which provides third party beneficiary rights to the Collateral Agent.

                                   ARTICLE III
                        ADMINISTRATION OF THE COLLATERAL

      The Collateral Agent shall hold the Senior Collateral and any Lien thereon for the benefit of the Senior Secured Parties pursuant to the terms of this Agreement, the Senior Security Documents and any other Transaction Document to which the Collateral Agent is a party. The Collateral Agent shall administer the Senior Collateral in the manner contemplated by the Senior Security Documents and the other Transaction Documents. The Collateral Agent shall exercise such rights and remedies with respect to the Senior Collateral as are granted to it under the Senior Security Documents, the other Transaction Documents and applicable law and, except as otherwise expressly provided in the Senior Security Documents and such other Transaction Documents, as it shall be directed by the Intercreditor Agent (acting pursuant to the Intercreditor Agreement). No Senior Secured Party or class or classes thereof (other than the Intercreditor Agent (acting pursuant to the Intercreditor Agreement)) shall have any right to direct the Collateral Agent to take any action in respect of the Senior Collateral and no Senior Secured Party shall have any right to take action with respect to the Senior Collateral independently of the Collateral Agent. Unless otherwise directed by the Intercreditor Agent (acting pursuant to the Intercreditor Agreement), the Collateral Agent shall retain possession of, or cause possession thereof to be retained by its designee, (a) all shares pledged to the Collateral Agent (on behalf of the Senior Secured Parties) pursuant to the Funding Corporation Stock Pledge Agreement and the GP Stock Pledge Agreement and (b) all partnership interest certificates pledged to the Collateral Agent (on behalf of the Senior Secured Parties) pursuant to the LP Interests Pledge Agreement and the GP Interests Pledge Agreement.

                                   ARTICLE IV
                             APPLICATION OF PROCEEDS

      Following the occurrence of an Event of Default (as defined in the Intercreditor Agreement), the proceeds of any collection, sale or other realization of all or any part of the Senior Collateral pursuant to the Senior Security Documents and all or any portion of the Equity Contribution made pursuant to the Equity Contribution Agreement, and any other cash at the time of such collection, sale or other realization held by the Collateral Agent under the Senior Security Documents or this Article 4, shall be applied by the Collateral Agent in the following order or priority:

            (1) first, to the payment of (a) all reasonable costs and expenses relating to the sale of the Senior Collateral and the collection of all amounts owing hereunder, including attorneys' fees and disbursements and the reasonable compensation of the Collateral Agent, the Administrative Agent and the Intercreditor Agent for services rendered in connection therewith or in connection with any pro-ceeding to sell if a sale is not completed, in each case, whether arising hereunder or under the other Senior Security Documents or other Financing Documents, (b) all charges, expenses and advances incurred or made by the Collateral Agent, the Administrative Agent and the Intercreditor Agent in order to protect the Liens of the Senior Security Documents or the security afforded thereby, and (c) all liabilities (including those specified in clauses (a) and (b) immediately above) incurred by the Collateral Agent, the Administrative Agent and the Intercreditor Agent, regardless of whether such liabilities arise out of the sale of Senior Collateral or the collection of amounts owing hereunder, which are covered by the indemnity provisions of this Agreement or the other Senior Security Documents or other Financing Documents, together with interest thereon at the rate per annum equal the Post Default Rate, computed on the basis of the actual number of days elapsed and a year of 360 days;

            (2) second, to the payment of accrued and unpaid interest on interest that became overdue on the Senior Secured Obligations, ratably, in an amount necessary to make the respective Senior Secured Parties current on interest on overdue interest due under the respective Financing Documents to the same proportionate extent as the other respective Senior Secured Parties are then current on interest on overdue interest due under the respective Financing Documents;

            (3) third, to the payment of accrued and unpaid interest on principal of the Senior Secured Obligations, ratably, in an amount necessary to make the respective Senior Secured Parties current on interest on overdue principal due under the respective Financing Documents to the same proportionate extent as the other respective Senior Secured Parties are then current on interest on overdue principal due under the respective Financing Documents;

            (4) fourth, to the payment to each of the Senior Secured Parties of any accrued but unpaid commitment fees or other fees owed to such Person, pro rata in accordance with the respective amounts owed to such Person;

            (5) fifth, to the payment to each of the Senior Secured Parties of the remaining principal, premium (if any), interest and other Senior Secured Obligations owed to such Person hereunder or under any other Transaction Document, pro rata in accordance with the respective principal amount of Senior Secured Obligations owed to such Person, to be applied by each such Person in accordance with the respective Financing Documents pursuant to which such Senior Secured Obligations were incurred; and

            (6) finally, to the payment to the Partnership and the Funding Corporation, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Article 4, "proceeds" of Senior Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Senior Collateral, including, without limitation, any cash, securities and other property received under any reorganization, liquidation or adjustment of Indebtedness of the Partner ship, the Funding Corporation or any other issuer of or obligor on any of the Senior Collateral.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.1 Amendments. Neither this Agreement nor any terms or conditions hereof may be amended, changed, waived, discharged, terminated or otherwise modified unless such amendment, change, waiver, discharge, termination or modification is in writing, is in accordance with the terms of the Financing Documents and is executed by each of the Partnership, the Funding Corporation and the Collateral Agent (acting upon instructions from the Intercreditor Agent (acting pursuant to the Intercreditor Agreement)).

      5.2 Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. The Partnership may not assign or otherwise transfer any of its rights or obligations under this Agreement.

      5.3 Transfers. Any Senior Secured Party may at any time assign, transfer, grant or sell participations in its rights and interests under the Senior Security Documents, subject, however, to the restrictions, if any, imposed on the assignment, transfer, grant or sale of participations in the Senior Secured Obligations owing to such Senior Secured Party pursuant to the Financing Documents, and provided that any such assignee, transferee or participant becomes bound by the terms hereof.

      5.4 Delay and Waiver. No failure on the part of any Senior Secured Party or any of their nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall impair any such right, power or remedy of the Senior Secured Parties or their nominees or representatives nor shall it operate as a waiver thereof; nor shall any single or partial exercise by any Senior Secured Party or any of their nominees or representatives of any right, power or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

      5.5 Costs and Expenses; Indemnity. The Partnership and the Funding Corporation shall pay the costs and expenses of, and shall indemnify, defend and hold harmless, the Collateral Agent and each of the other Senior Secured Parties as provided in Section 7.15 of the Intercreditor Agreement, which Section 7.15 is incorporated herein by this reference, mutatis mutandis, as if set forth in full herein.

      5.6 Collateral Agency Fee. On the Closing Date, and on each anniversary thereof occurring during the period commencing on the Closing Date and continuing to and including the date upon which all obligations of the Obligors under the Financing Documents have been indefeasibly paid in full, the Partnership shall pay to the Collateral Agent an annual collateral agency fee as described in the letter agreement between the Collateral Agent and the Partnership.

      5.7 Notices. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective if given in accordance with the provisions of Section 7.1 of the Intercreditor Agreement.

      5.8 Headings. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

      5.9 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

      5.10 Governing Law. This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

      5.11 Consent to Jurisdiction. Any legal action or proceeding by or against the Partnership or the Funding Corporation with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, each of the Partnership and the Funding Corporation accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New

York 10019 as its agent to receive service of process in New York, New York. If for any reason such agent shall cease to be available to act as such, each of the Partnership and the Funding Corporation agrees to appoint a new agent on the terms and for the purposes of this provision. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Senior Collateral. Each of the Partnership and the Funding Corporation further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Partnership or the Funding Corporation based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious. Each of the Partnership and the Funding Corporation hereby waives any right to stay or dismiss any action or proceeding under or in connection with the Project, this Agreement or any other Transaction Document brought before the foregoing courts on the basis of forum non-conveniens or improper venue.

      5.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE INTERCREDITOR AGENT AND THE OTHER SENIOR SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

      5.13 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

      5.14 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision with a view to obtaining the same commercial effect as this Agreement would have had if such provision had been legal, valid and enforceable.

      5.15 References to Collateral Agency Agreement. On and after the date hereof, each reference in any of the Transaction Documents to the "Collateral Agency Agreement" shall mean the Collateral Agency Agreement as amended and restated hereby.

      5.16 Joint and Several Liability. The obligations of the Partnership and the Funding Corporation hereunder are joint and several.

      5.17 Additional Senior Secured Parties. Each of the parties to this Agreement agrees that any Person which becomes a Senior Secured Party after the Closing Date shall become a party to this Agreement upon execution and delivery by such Person of a counterpart to this Agreement. Any Person that becomes a party to this Agreement pursuant to this Section 5.17 shall be bound by and subject to the terms and conditions hereof and the covenants, stipulations and agreements contained herein.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Collateral Agency Agreement to be executed by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

                              LSP ENERGY LIMITED PARTNERSHIP

                            By: LSP Energy, Inc.,
                                its general partner

                                By: /s/ Frank Hardenbergh
                                    ------------------------
                                    Name:  Frank Hardenbergh
                                    Title: Senior Vice President and Secretary


                            LSP BATESVILLE FUNDING CORPORATION

                            By: /s/ Frank Hardenbergh
                                ------------------------------
                                Name:  Frank Hardenbergh
                                Title: Senior Vice President and Secretary


                            SENIOR SECURED PARTIES:

                            THE BANK OF NEW YORK,
                            in its capacity as the Administrative Agent

                            By: /s/ Mary Beth Lewicki
                                -------------------------------
                                Name:  Mary Beth Lewicki
                                Title: Assistant Vice President


                            THE BANK OF NEW YORK,
                            in its capacity as the Collateral Agent

                            By: /s/ Mary Beth Lewicki
                                ---------------------------
                                Name:  Mary Beth Lewicki
                                Title: Assistant Vice President


                            THE BANK OF NEW YORK,
                            in its capacity as the Intercreditor Agent

                            By: /s/ Mary Beth Lewicki
                                -------------------------------
                                Name:  Mary Beth Lewicki
                                Title: Assistant Vice President


                            THE BANK OF NEW YORK,
                            in its capacity as the Trustee

                            By: /s/ Mary Beth Lewicki
                                -------------------------------
                                Name:  Mary Beth Lewicki
                                Title: Assistant Vice President


                            CREDIT SUISSE FIRST BOSTON,
                            in its capacity as the VEPCO L/C Agent

                            By: /s/ Brian T. Caldwell
                                ------------------------
                                Name:  Brian T. Caldwell
                                Title: Associate

                            By: /s/ Pilarcita V. Naval
                                -------------------------
                                Name:  Pilarcita V. Naval
                                Title: Associate


                            CREDIT SUISSE FIRST BOSTON,
                            in its capacity as an Additional Collateral Agent

                            By: /s/ Brian T. Caldwell
                                ------------------------
                                Name:  Brian T. Caldwell
                                Title: Associate

                            By: /s/ Pilarcita V. Naval
                                -------------------------
                                Name:  Pilarcita V. Naval
                                Title: Associate